UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 6, 2009

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2009 annual meeting of stockholders (the “Annual Meeting”) of EnteroMedics Inc. (the “Company”) held on May 6, 2009, the Company’s stockholders approved an amendment (the “Plan Amendment”) of the Company’s 2003 Stock Incentive Plan (the “Plan”). The Plan Amendment increased the number of shares authorized for issuance under the Plan by 3,000,000 shares from 3,901,103 to 6,901,103. No other amendments to the Plan were approved by stockholders at the Annual Meeting. The Plan Amendment was previously adopted by the Company’s Board of Directors, subject to stockholder approval, and became effective upon the receipt of stockholder approval on May 6, 2009.

The purpose of the Plan is to aid in attracting and retaining employees, management personnel and other personnel and members of the Board of Directors who are not also employees of the Company capable of assuring the future success of the Company, to offer incentives to put forth maximum efforts for the success of the Company’s business and to afford those persons an opportunity to acquire a proprietary interest in the Company. The Company’s Board of Directors has appointed the Compensation Committee to administer the Plan. As a result, the Compensation Committee has the authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Plan. The Plan authorizes the grant of non-qualified stock options and incentive stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance awards, stock awards and other stock-based awards. Subject to the provisions of the Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has the authority to interpret the Plan and establish rules and regulations for the administration of the Plan. Any employee, officer, consultant, independent contractor or non-employee director providing services to the Company or any of its affiliates, who is selected by the Compensation Committee, is eligible to receive an award under the Plan. However, only employees of the Company or its subsidiary are eligible for grants of incentive stock options. While the Company’s Board of Directors retains the right to terminate the Plan as described above, the Plan will automatically terminate on October 1, 2013, the tenth anniversary of the effective date of the Plan.

The foregoing description of the Plan Amendment is subject to, and qualified in its entirety by reference to, the full text of the Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference. A more detailed summary of the Plan, as amended, can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 6, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	EnteroMedics Inc. 2003 Stock Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: May 11, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	EnteroMedics Inc. 2003 Stock Incentive Plan, as amended.